UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 474-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of Common Stock and Warrants

On February 11, 2015, Threshold Pharmaceuticals, Inc., (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and between Jefferies LLC, as representative of the several underwriters, providing for the issuance and sale of an aggregate of 8,300,000 shares of common stock, par value $0.0001 per share, together with accompanying warrants to purchase an aggregate of 8,300,000 shares of common stock. The common stock and warrants are being sold in combination, with one warrant for each share of common stock sold, presenting the right to purchase one share of common stock. The purchase price to the public for each share of common stock and accompanying warrant is $3.62.

The purchase price to be paid by the underwriters to the Company for the common stock and accompanying warrants will be $3.4028. The closing of the offering is expected to take place on February 18, 2015, subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds from the sale of common stock and accompanying warrants, excluding the proceeds, if any, from the exercise of the warrants issued in the offering, will be approximately $28.2 million after deducting the underwriting discount and estimated offering expenses payable by the Company.

The warrants may be exercised at any time six months after the issuance date up until the fifth anniversary of the issuance date. The initial exercise price for the warrants will be $10.86 subject to adjustment after the Data Release Date as described below. On the 30th trading day following the Data Release Date (the ‘‘Adjustment Date’’), the exercise price will be adjusted to equal the average of the volume-weighted average price of the Company’s common stock for each of the 20 trading days immediately preceding such Adjustment Date, and will be subject to certain adjustments as described below, provided that in no event will the exercise price exceed $10.86 or be below $3.62 (subject to appropriate adjustments for certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock). ‘‘Data Release Date’’ means the first to occur of (i) the Last Topline Data Date (as defined below) and (ii) the two (2) year anniversary of the issuance date. For purposes hereof, the ‘‘Last Topline Data Date’’ shall mean the last to occur of (x) the date on which top-line efficacy data from the Company’s TH-CR 406 trial, a Phase 3 clinical trial of TH-302 plus doxorubicin versus doxorubicin alone in patients with locally advanced unresectable or metastatic soft tissue sarcoma, is first publicly announced in a press release issued by the Company and (y) the date on which top-line efficacy data from the MAESTRO study, a Phase 3 clinical trial of TH-302 in combination with gemcitabine in patients with previously untreated, locally advanced unresectable or metastatic pancreatic adenocarcinoma, is first publicly announced in a press release issued by the Company.

After the Adjustment Date, the exercise price of the warrants will be subject to price-based anti-dilution protection such that to the extent the Company issues and sells any shares of common stock, or any securities convertible or exchangeable for shares of common stock (in each case subject to certain exceptions), at a price per share below the warrant exercise price then in effect, the warrant exercise price will be adjusted downward to the equal the price at which such securities are issued and sold. Notwithstanding the foregoing, in no event will the exercise price be reduced below $3.62 (subject to appropriate adjustments for certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock).

The exercise price will also be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock.

Subject to the satisfaction of certain conditions set forth in the warrant, at the Company’s option, it will have the right to force the holders of the warrants to cash exercise their warrants in full if, the volume-weighted average price of the Company’s common stock for any 20 consecutive trading-day period beginning after the 90th day following the Adjustment Date exceeds $18.00 per share (subject to appropriate adjustments for certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock).

The securities will be sold pursuant to a prospectus supplement dated February 11, 2015 and an accompanying base prospectus dated April 17, 2014, pursuant to the Company’s existing effective shelf registration statements on Form S-3 (File No. 333-195084 and 333-202093) previously filed with the Securities and Exchange Commission. A copy of the opinion relating to the legality of the issuance and sale of the securities in this offering is attached hereto as Exhibit 5.1.

The foregoing summaries of the terms of the Underwriting Agreement and the warrants are subject to, and qualified in their entirety by, such documents attached herewith as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2015, the Company, in a preliminary prospectus supplement to be used in connection with the offering disclosed that, although it has not finalized its full financial results for the fiscal year ended December 31, 2014, it expects to report that it had $58.6 million of cash, cash equivalents and marketable securities as of December 31, 2014. The amount is preliminary, has not been audited and is subject to change upon completion of the Company’s ongoing audit. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2014.

The information provided pursuant to this Item 2.02 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or of Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding statements relating to our cash position as of December 31, 2014, our expectations regarding the completion and anticipated proceeds of the public offering, including whether the warrants issued in the offering will be ultimately exercised. Words such as “estimate,” “expected,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to changes in estimated cash position based on the completion of financial closing procedures and the audit of the Company’s financial statements, market and other conditions, the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Threshold will be able to complete the public offering on the anticipated terms, or at all. Additional risks and uncertainties relating to Threshold and its business can be found in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 3, 2014. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Threshold expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 11, 2015, by and between Threshold Pharmaceuticals, Inc. and Jefferies LLC.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

Dated: February 11, 2015
	By:	/s/ Joel A. Fernandes
	Name:	Joel A. Fernandes
	Title:	Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 11, 2015, by and between Threshold Pharmaceuticals, Inc. and Jefferies LLC.

4.1	Form of Warrant. to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).